UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2009

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A1001-1002, Tower 16, Hengmao Int'l Center
Nanchang City, Jiangxi Province, China 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:           86-791-6669093

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Entry into Compensatory Arrangements

Effective as of June 25, 2009, Nanchang Best Animal Husbandry Co., Ltd. ("Nanchang"), a subsidiary of AgFeed Industries, Inc. ("AgFeed" or the "Company"), entered into Employment Agreements with certain executive officers of Nanchang and the Company (each, an "Executive" and together, the "Executives") - Dr. Songyan Li, AgFeed's Chairman and Chief Technology Officer of AgFeed and Nanchang, and Mr. Junhong Xiong, Chief Executive Officer of AgFeed and Nanchang.

Employment Agreement with Dr. Songyan Li

Pursuant to the employment agreement between Nanchang and Dr. Li, Dr. Li is entitled to the following: (i) an initial base salary of $42,000, (ii) a potential bonus, (iii) vacations as specified in Nanchang's employee manual for all employees, (iv) welfare benefits as specified in Nanchang's employee manual for all employees and (v) reimbursement of pre-approved business expenses. In the event of Dr. Li's termination without "cause," or in the event of death or disability or a "constructive termination," the Company shall pay Dr. Li a lump sum severance amount equal to $250,000.

Employment Agreement with Mr. Junhong Xiong

Pursuant to the employment agreement between Nanchang and Mr. Xiong, Mr. Xiong is entitled to the following: (i) an initial base salary of $36,000, (ii) a potential bonus, (iii) vacations as specified in Nanchang's employee manual for all employees, (iv) welfare benefits as specified in Nanchang's employee manual for all employees and (v) reimbursement of pre-approved business expenses. In the event of Mr. Xiong's termination without "cause," or in the event of death or disability or a "constructive termination," the Company shall pay Mr. Xiong a lump sum severance amount equal to $200,000.

General Provisions of Employment Agreements with Executives

The current term of the employment agreements extends until June 25, 2012, and the agreement term may renew for successive biennial terms upon at least 60 days advance written notice and consent of the respective Executive.  Each employment agreement contains standard Non-Solicitation and Non-Compete clauses.

For purposes of the employment agreements with the Executives: (X) "cause" means (1) a refusal, failure, or inability to perform any reasonable assigned duties; (2) a material breach or violation of the employment agreement; (3) conduct that constitutes gross negligence or wilful misconduct; (4) material failure to follow AgFeed's or the Company's policies, directives, or orders applicable to AgFeed or Company employees holding comparable positions; (5) intentional destruction or theft of AgFeed or Company property or falsifications of AgFeed or Company documents; (6) conviction of a felony or any crime involving moral turpitude or a misdemeanor where imprisonment in excess of fifteen (15) days is imposed; or (7) violation of AgFeed's Code of Conduct and (Y) "constructive termination" generally means (1) material reduction of the scope of the Executive's duties for forty (40) consecutive business days, (2) a material reduction in the Executive's base salary, or (3) continued assignment to the Executive of any duties materially inconsistent with the level of the Executive's his position with the Company.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit

10.18	Employment Agreement, dated as of the 25th day of June, 2009, by and between Nanchang Best Animal Husbandry Co., Ltd. and Songyan Li

10.19	Employment Agreement, dated as of the 25th day of June, 2009, by and between Nanchang Best Animal Husbandry Co., Ltd. and Junhong Xiong

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 8, 2009

AGFEED INDUSTRIES, INC.
By:	/s/ Junhong Xiong
Junhong Xiong
Chief Executive Officer